UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

 Frontier Communications Parent, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FRONTIER COMMUNICATIONS PARENT, INC.
401 Merritt 7, Norwalk, CT  06851

AMENDMENT NO. 1 TO FRONTIER COMMUNICATIONS PARENT, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2022

To Our Shareholders:

Explanatory Note:  This Amendment No. 1 to the Schedule 14A (“Amendment No. 1”) is being filed to amend the definitive proxy statement of Frontier Communications Parent, Inc. (“Frontier”) for its 2022 Annual Meeting of Stockholders (the “Proxy Statement”), which Frontier filed with the Securities and Exchange Commission on April 4, 2022.  This Amendment No. 1 amends and restates the beneficial holding information for stockholders Ares Management LLC and Glendon Capital Management, L.P., based upon their respective 13G/A disclosures filed on February 14, 2022.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is certain information with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation” and (4) all of our directors and executive officers as a group. The information is as of March 21, 2022 unless otherwise indicated. The business address of each person listed is c/o Frontier Communications Parent, Inc., 401 Merritt 7, Norwalk, Connecticut 06851, unless otherwise indicated. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the common stock beneficially owned and has not pledged such common stock as security for any obligations.

5% Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Ares Management LLC(a)	35,205,132	14.4%
Glendon Capital Management, L.P.(b)	21,324,539	8.7%
Cerberus Capital Management, L.P.(c)	21,011,633	8.6%
The Vanguard Group(d)	20,944,352	8.6%

Non-Employee Directors & Director Nominees(e)
Kevin Beebe	7,889	*
Lisa Chang	7,694	*
Pamela Coe	7,694	*
Stephen Pusey	7,616	*
Margaret M. Smyth	8,006	*
Maryann Turcke	7,420	*
Prat Vemana	7,616	*

Named Executive Officers and Directors & Executive Officers as a Group(f)
Nick Jeffery(g)	45,405	*
John Stratton(h)	293,889	*
Scott Beasley	26,032	*
Veronica Bloodworth	35,794	*
Mark Nielsen	22,778	*
Bernie Han(i)	—	*
Sheldon Bruha(i)	—	*
		*
All directors and executive officers as a group (21 persons)	574,194	0.2%

*	Less than 1%.

(a)
The number of shares is as of December 31, 2021 and based on a Schedule 13G/A filed on February 14, 2022 pursuant to a joint filing agreement by various affiliates of Ares Management LLC. The business address of each of the beneficial owners is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(b)
The number of shares is as of December 31, 2021 and based on a Schedule 13G/A filed on February 14, 2022 by Glendon Capital Management, L.P. The business address of the beneficial owners is 2425 Olympic Blvd., Suite 500E Santa Monica, CA 90404. Such Schedule 13G discloses that Glendon Capital Management, L.P. and Holly Kim Olson have shared voting and dispositive power over all of such shares and that G2 Communications LP has shared voting and dispositive power over 18,734,431 of such shares.

(c)
The number of shares is as of December 31, 2021 and based on a Schedule 13G filed on February 14, 2022 by Cerberus Capital Management, L.P., the investment manager to certain affiliated funds (collectively, the “Cerberus Funds”). Such 13G discloses that Cerberus Capital Management, L.P., as the investment manager to the Cerberus Funds, may be deemed to beneficially own these securities. The business address of the beneficial owners is c/o Cerberus Capital Management, L.P., 875 Third Avenue, 11th Floor, New York, NY 10022.

(d)
The number of shares is as of December 31, 2021 and based on a Schedule 13G filed on February 9, 2022 by The Vanguard Group. The business address of the beneficial owner is 100 Malvern Blvd., Malvern, PA 19355.

(e)	Amounts shown for each non-employee director consist solely of shares that may be acquired upon the vesting of restricted stock units on April 30, 2022.

(f)	Amounts shown for each executive officer, other than Mr. Stratton and Mr. Jeffery, consist solely of shares that may be acquired upon the vesting of restricted stock units on April 30, 2022.

(g)	Consists solely of shares that were acquired upon the vesting of restricted stock units on March 4, 2022.

(h)	Consists of 288,889 shares that may be acquired upon the vesting of restricted stock units on April 30, 2022 and 5,000 shares purchased by Mr. Stratton in the open market on December 17, 2021.

(i)	Based on information available to the Company as of the date of Mr. Han’s and Mr. Bruha’s respective departures from the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2022:

This Amendment No. 1, the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com. You will need your unique control number printed on your Notice, Proxy Card or Voting Instructions to access these materials electronically.